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                                                                     EXHIBIT 5.1
                                November 9, 2005

Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, TX 75205

Re: Registration Statement on Form S-3

Dear Sirs:

      We have acted as counsel for Toreador Resources Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), with respect to the resale of up to $86,250,000 5.00% Convertible Senior Notes due 2025 (the "Notes") and up to 3,518,813 shares of its common stock, par value $0.15625 per share (the "Shares"). Of the Shares being registered, 2,014,766 Shares are issuable upon conversion of the Notes and 604,423 Shares are issuable upon conversion of the Notes upon a make-whole fundamental change (collectively, the "Conversion Shares"); 56,490 Shares are issuable upon exercise of currently outstanding warrants (the "Warrant Shares"); and 843,134 Shares are currently issued and outstanding (the "Current Shares"). The Notes were issued under an indenture dated as of September 27, 2005 entered into by and between the Company and The Bank of New York Trust Company, N.A. as trustee (the "Indenture").

      We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have examined and relied upon a copy of the global notes representing $86,250,000 aggregate principal amount of the Notes, the Indenture, the warrant agreements (the "Warrants") dated December 31, 2001 and July 11, 2005 relating to the Warrant Shares and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all documents submitted to us as copies and that any minutes and records of the corporate proceedings of the Company that are not signed accurately reflect the minutes and records of such specific corporate proceedings.

      As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. Finally, we have assumed that all formalities required by the Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware will be complied with when the Conversion Shares are issued upon conversion of the Notes and the Warrant Shares are issued upon exercise of the Warrants. We also have assumed, without independent verification, that the Indenture and the Notes

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Toreador Resources Corporation
November 9, 2005
Page 2

(collectively, the "Note Documents" (which term excludes all agreements, instruments, certificates and documents referred to in the Indenture and the Notes, other than such documents themselves)) have been duly authorized, executed and delivered by the parties thereto (other than the Company), and that each of the Note Documents constitutes the valid and binding obligation of each party (other than the Company) to it and is enforceable against each party (other than the Company) in accordance with its terms. We also have assumed, without independent verification, that the Warrants have been duly authorized, executed and delivered by the parties thereto (other than the Company), and that each of the Warrants constitutes the valid and binding obligation of each party (other than the Company) to it and is enforceable against each party (other than the Company) in accordance with its terms.

      Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. The Indenture constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as to the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, subject to general equitable principles and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution may be limited by applicable law or public policy.

      2. The Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, subject to general equitable principles and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by an implied covenant of good faith and fair dealing and except as rights to indemnification and contribution may be limited by applicable law or public policy.

      3. The Conversion Shares to be issued upon conversion of the Notes have been duly authorized for issuance by the Board of Directors of the Company upon due conversion of the Notes by the holders thereof in accordance with the terms of the Indenture and the Notes.

      4. The Warrant Shares to be issued upon the exercise of the Warrants have been duly authorized for issuance by the Board of Directors of the Company upon due exercise of the Warrants by the holders thereof in accordance with the terms of the Warrants.

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Toreador Resources Corporation
November 9, 2005
Page 3

      5. The Current Shares that are currently issued and outstanding were duly authorized for issuance when issued.

      6. The Conversion Shares, when issued upon due conversion of the Notes by the holders thereof in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

      7. The Warrant Shares, when issued upon due exercise of the Warrants by the holders thereof in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

      8. The Current Shares are validly issued, fully paid and non-assessable.

      The opinions expressed above are specifically limited to the General Corporation Laws, as amended, of the State of Delaware, the laws of the State of New York, and the federal laws of the United States of America. General Corporation Laws shall for this purpose be deemed to include all applicable provisions of the Delaware General Corporation Law as currently in effect, the terms of the Delaware Constitution and all judicial decisions of the Court of Chancery of the State of Delaware.

      This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Haynes and Boone, LLP

                                            Haynes and Boone, LLP